- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                              (AMENDMENT NO.     )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             ROADWAY SERVICES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                            ROADWAY  SERVICES,  INC.

                                1077 GORGE BLVD.
                               AKRON, OHIO 44310

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    ----------------------------------------
                       TO BE HELD WEDNESDAY, MAY 10, 1995
                               ------------------
TO THE SHAREHOLDERS:

    You are hereby notified that the Annual Meeting of Shareholders of Roadway Services, Inc., will be held Wednesday, May 10, 1995, at 9:00 a.m. Eastern Daylight Time, at the Sheraton Suites Hotel, located at 1989 Front Street, Cuyahoga Falls, Ohio, for the following purposes:

    1. To elect eleven directors to the Board of Directors.
       Eleven nominees to be presented for election will be George B. Beitzel, Richard A. Chenoweth, Joseph M. Clapp, Norman C. Harbert, Charles R. Longsworth, Robert E. Mercer, G. James Roush, Daniel J. Sullivan, William Sword and Sarah Roush Werner, who are presently members of the Board of Directors of the Company, and H. Mitchell Watson, Jr.

    2. To consider a proposal submitted by a shareholder, if presented at the meeting, with respect to confidential voting, which the Board opposes as unnecessary in light of its recently adopted formal Confidential Voting Policy (as described on page 11).

    3. To consider a proposal submitted by a shareholder, if presented at the meeting, for shareholder ratification of compensation performance goals for executive officers on an annual basis, which the Board opposes.

    4. To ratify the designation of Ernst & Young LLP as the independent auditors of the Company for 1995.

    5. To consider such other business as may be brought before the meeting.

    The record of shareholders entitled to notice and to vote at the meeting was taken as of the close of business on March 24, 1995.

    You are invited to attend the meeting, but whether or not you expect to attend in person, please mark, sign, date and return the enclosed proxy in the accompanying postage-paid envelope so that your shares will be represented at the meeting or adjournment thereof.

    If you wish to have your vote treated in a confidential manner, please mark the box "Confidential Vote Requested" on your proxy card.

                                                      D. A. WILSON
                                                       Secretary
April 10, 1995

                               ------------------

                                PROXY STATEMENT

    This Proxy Statement is furnished to shareholders in connection with the solicitation by the Board of Directors of Roadway Services, Inc. (the Company) of proxies to be used at the Annual Meeting of Shareholders to be held Wednesday, May 10, 1995, at 9:00 a.m. Eastern Daylight Time, at the Sheraton Suites Hotel, located at 1989 Front Street, Cuyahoga Falls, Ohio, or any adjournment thereof.

    The NOTICE OF ANNUAL MEETING OF SHAREHOLDERS, this PROXY STATEMENT and the form of PROXY are being mailed to shareholders on April 10, 1995. A copy of the Company's Annual Report on Form 10-K may be obtained without charge by writing the Secretary of the Company at the above address.

                      RECORD DATE AND VOTING REQUIREMENTS

    The record of shareholders entitled to vote was taken as of the close of business on March 24, 1995. At that date, the Company had outstanding and entitled to vote 39,069,158 shares of common stock without par value. Each share of common stock entitles the holder to one vote on all matters properly brought before the meeting, including the election of directors.

    The Company has recently adopted a policy relating to proxy voting and independent tabulation and inspection of elections. The policy provides that the Company will furnish shareholders the opportunity to request confidential treatment of their votes. There is a place on the enclosed proxy card for shareholders to make such an election. If a shareholder so requests confidential treatment, an independent vote tabulator and the independent inspectors of election will keep the shareholder's vote permanently confidential and not disclose the vote to anyone. This policy will be in effect at the Annual Meeting. Confidential treatment will not apply when disclosure is required by law or under circumstances such as a proxy contest.

    Shares can be voted only if the shareholder is present in person or by proxy. Whether or not you expect to attend in person, you are encouraged to return the enclosed proxy. Your vote is important. You may revoke your proxy at any time prior to the exercise of the powers it confers. The shares represented by a properly executed proxy card will be voted in the manner directed therein by the shareholder.

    Unless a shareholder requests voting of his shares be withheld for any one or more of the nominees for director, his shares will be voted by the Proxies for the election as directors of the eleven nominees.

    Where a shareholder specifies a choice with respect to any other proposal set forth in this Proxy Statement, his shares will be voted (or withheld from voting) in accordance with the instructions given. If no specific instruction is given, the shares will be voted against Proposal Nos. 2 and 3; for Proposal No. 4; and, in the discretion of the Proxies, on such other business as may properly come before the meeting. The Board of Directors is not aware of any matter to be presented for action at the meeting other than those set forth herein.

    The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the meeting. Directors are elected by a plurality of the affirmative votes cast. Abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal. Abstentions and "non-votes" will be treated as votes against proposals presented to shareholders other than elections of directors.

    The Board of Directors has designated R. A. Chenoweth, Director; J. M. Clapp, Director, Chairman and CEO; and D. A. Wilson, Senior Vice
President-Finance and Planning and CFO as Proxies for appointment by shareholders to represent and vote their shares in accordance with their directions.

         PRINCIPAL HOLDERS OF COMPANY COMMON STOCK ON FEBRUARY 28, 1995

    Other than those named in the following table, the Company knows of no person owning of record or beneficially more than 5% of the outstanding common stock entitled to vote.

- ---------------------------------------------------------------------------------------------------------
                                                                      % OF                          % OF
            NAME AND ADDRESS OF                    SHARES IN         VOTING     SHARES OUTSIDE     VOTING
              BENEFICIAL OWNER                  VOTING TRUST (a)     STOCK       VOTING TRUST      STOCK
- ---------------------------------------------------------------------------------------------------------
Sarah Roush Werner
  P. O. Box 611
  Marysville, Washington 98270                      2,620,711(b)      6.71         1,052,272(c)     2.69
The GAR Foundation
  Robert W. Briggs and
  National City Bank, Akron, Trustees
  One Cascade Plaza
  Akron, Ohio 44308                                 1,883,218         4.82           837,288        2.14
G. James Roush
  P. O. Box 3123
  Bellevue, Washington 98009                        2,000,000         5.12            97,345(d)     0.25
Other Shareholders                                    257,037         0.66           731,156        1.87
                                                  -----------       ------      ------------      ------
Total                                               6,760,966        17.31         2,718,061        6.95
Roadway Services, Inc. Stock Bonus Plan
  National City Bank, Trustee
  P. O. Box 5756
  Cleveland, Ohio 44101                                                            5,957,631(e)    15.25
Roadway Services, Inc. Stock
  Savings and Retirement Income Plan
  National City Bank, Trustee
  P. O. Box 5756
  Cleveland, Ohio 44101                                                            2,276,553(e)     5.83
Invesco PLC
  11 Devonshire Square
  London, England EC2M 4YR                                                         4,107,141(f)    10.51
FMR Corp.
  82 Devonshire St.
  Boston, Massachusetts 02109                                                      2,890,262(g)     7.40
- ---------------------------------------------------------------------------------------------------------

(a) Pursuant to the terms of the Voting Trust of June 1, 1966, as amended and restated effective
    November 1, 1992, and extended for a term ending October 31, 2002, the voting trustees,
    R. A. Chenoweth and G. J. Roush, have authority to attend all meetings of the shareholders, to exercise consents and to vote the shares relative to the election of directors and any other matter that may be brought before the shareholders; provided that in the case of certain proposals involving major decisions concerning the Company or its assets, the voting trustees are to request instructions from each Voting Trust beneficiary and, if such instructions are received, must vote in accordance with such instructions. Except as set forth in the Voting Trust Agreement, the beneficiaries of the
    Voting Trust have an annual noncumulative right to withdraw approximately 5% of the shares deposited on their behalf. The business address of R. A. Chenoweth is P. O. Box 1500, 50 South Main Street,
    Akron, Ohio 44309.

(b) Includes 12,827 shares in the Voting Trust as to which Mrs. Werner may be deemed in law to have investment power but as to which she disclaims beneficial ownership.

                                        2

(c) Includes 177,680 shares outside the Voting Trust as to which Mrs. Werner has investment and voting power although she disclaims any beneficial ownership.

(d) Includes 47,908 shares held on behalf of the family of Mr. Roush as to which he disclaims beneficial ownership.

(e) Pursuant to the terms of the Roadway Services, Inc. Stock Bonus Plan and the Roadway Services, Inc. Stock Savings and Retirement Income Plan, participants are entitled to instruct the trustee as to the voting of any shares allocated to their account(s). The trustee must vote the shares as directed. The trustee, however, possesses the power to vote all other shares held in trust by the Plans (including shares for which it does not receive instructions from participants) in accordance with its discretion absent the express direction of the respective Plan Administrative Committee. The Administrative Committee of the Stock Bonus Plan consists of J. M. Clapp,
    D. J. Sullivan and D. A. Wilson, and the Administrative Committee of the Stock Savings and Retirement Income Plan consists of D. C. Brown,
    J. D. Cunningham and D. A. Wilson.

(f) Invesco PLC disclaims beneficial ownership of all shares since they are held pursuant to investment advisory contracts through which voting and investment powers may be shared with clients. No single client owns more than 5% of the outstanding common stock of the Company, and ownership is solely for investment purposes.

(g) Based on information received from FMR Corp., includes 2,862,797 shares beneficially owned by Fidelity Management & Research Company (Fidelity), a wholly-owned subsidiary of FMR Corp. and a registered investment adviser, and 25,165 shares beneficially owned by Fidelity Management Trust Company
    (FMTC), a wholly-owned subsidiary of FMR Corp. and a bank. Beneficial ownership with respect to 2,300 shares is disclaimed. Sole investment power with respect to all shares is reported to be held by Edward C. Johnson 3d, Chairman of FMR Corp.; Fidelity and its various Funds; and FMTC. FMR Corp. reports that it has sole voting power over 23,765 shares and that the shares held in the Fidelity Funds are voted pursuant to guidelines established by the Funds.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

    The Code of Regulations of the Company provides that the Board of Directors shall consist of ten members, except that either the shareholders or the directors by resolution may change the number at any time. Effective May 10, 1995 the Board of Directors changed the number of members of the Board from ten to eleven. The Board recommends that the eleven nominees be elected for the ensuing year and until their successors are elected and qualified. All nominees have consented to being named and to serve if elected. If any nominees for director become unavailable, the Proxies will be voted for such substitute nominees, if any, as may be nominated by the Board.

                    INFORMATION ABOUT NOMINEES FOR DIRECTORS

    The information appearing in the following table, regarding principal occupation or employment and name and principal business of the corporation or other organization in which such occupation or employment is carried on, covers at least the last five years. The period during which each nominee has served as a director of the Company includes service as a director of Roadway Express. Except as otherwise noted, each person named in the following table has sole voting and investment power over the shares beneficially owned.

- ------------------------------------------------------------------------------------------------------------------
                                                                                   SHARES BENEFICIALLY       % OF
                                          PRINCIPAL OCCUPATION,                        OWNED AS OF          VOTING
           NAME                        OTHER DIRECTORSHIPS AND AGE                  FEBRUARY 28, 1995       STOCK
- ------------------------------------------------------------------------------------------------------------------
George B. Beitzel           Retired. Senior Vice President and Director of
  Director since 1986       International Business Machines Corporation, a
                            manufacturer of computers and office equipment,
                            from 1972 to 1987. Director: Bankers Trust New
                            York Corporation, Computer Task Group,
                            FlightSafety International, Inc., Phillips
                            Petroleum Company, Rohm and Haas Company, TIG
                            Holdings. Chairman, The Colonial Williamsburg
                            Foundation, and Chairman Emeritus, Amherst
                            College. Age 66.                                                 7,294(a)         0.02

Richard A. Chenoweth        Principal of Buckingham, Doolittle & Burroughs, a
  Director since 1980       Legal Professional Association, Akron, Ohio.
                            Director: First Merit Corporation and First
                            National Bank of Ohio. Age 69.                                   3,903(a)         0.01

Joseph M. Clapp             Chairman and Chief Executive Officer of the
  Director since 1982       Company effective January 1, 1994. Chairman and
                            President from 1987 to 1993. Mr. Clapp joined
                            Roadway Express in 1967. Age 58.                                84,235(a)(b)      0.22

- ------------------------------------------------------------------------------------------------------------------
                                                                                   SHARES BENEFICIALLY       % OF
                                          PRINCIPAL OCCUPATION,                        OWNED AS OF          VOTING
           NAME                        OTHER DIRECTORSHIPS AND AGE                  FEBRUARY 28, 1995       STOCK
- ------------------------------------------------------------------------------------------------------------------
Norman C. Harbert           Chairman and Chief Executive Officer of The Hawk
  Director since 1981       Group, a venture capital company investing in
                            industrial firms, since 1988. Director: Second
                            National Bank of Warren, New West Eyeworks. Age
                            61.                                                             4,204            0.01

Charles R. Longsworth       Chairman Emeritus of The Colonial Williamsburg
  Director since 1989       Foundation, a colonial restoration museum and
                            hotel complex, since 1994, Chairman in 1992 and
                            1993 and President and Chief Executive Officer
                            from 1979 to 1992. Director: Crestar Financial
                            Corporation, FlightSafety International, Inc.,
                            Houghton Mifflin Co., Saul Centers, Inc., Virginia
                            Eastern Shore Corporation. Chairman of the Board
                            of Trustees, Amherst College. Age 65.                            1,887           0.00

Robert E. Mercer            Retired. Chairman and Chief Executive Officer of
  Director since 1989       The Goodyear Tire & Rubber Company, a manufacturer
                            of tires and related products, from 1983 through
                            1988 and Chairman to March 1989. Director: General
                            Electric Company. Age 71.                                         722            0.00

G. James Roush (c)          Private investor. Bellevue, Washington. Age 67.
  Director since 1969                                                                   2,097,345(a)         5.37

Daniel J. Sullivan          President and Chief Operating Officer of the
  Director since 1990       Company effective January 1, 1994;
                            President-National Carrier Group and Senior Vice
                            President during 1993; Vice President and
                            President-National Carrier Group during 1992; Vice
                            President and Group Executive from July 1990
                            through 1991 and President of Roadway Package
                            System through June 1990. Mr. Sullivan joined
                            Roadway Express in 1972. Age 48.                               44,144(b)         0.11

William Sword               Chairman of the Board of Wm. Sword & Co.
  Director since 1977       Incorporated, investment bankers, since 1976.
                            General Partner, Morgan Stanley and Co. from 1962
                            through 1975. Director: American Brands, Inc. from
                            1976 to 1986. Age 70.                                           1,887            0.00

H. Mitchell Watson, Jr.     President, Sigma Group of America, a consulting
                            company, Westport, Connecticut, since December
                            1992; President and Chief Executive Officer, ROLM
                            Company, an electrical engineering and electronics
                            company, Norwalk, Connecticut, from 1989 to 1992.
                            Director: Praxair, Inc. and PlastiLine, Inc.;
                            Director and President of Helen Keller
                            International. Member of the Board of Trustees of
                            the Interdenominational Theology Center at Atlanta
                            University. Age 57.                                               -0-            0.00

Sarah Roush Werner (c)      Private investor. Marysville, Washington. Age 64.
  Director since 1979                                                                   3,672,983(a)         9.40
- --------------------------------------------------------------------------------

(a) Includes shares owned by family members of the nominees as to which beneficial ownership is disclaimed, as follows: Mr. Beitzel, 1,209 shares; Mr. Chenoweth, 416 shares; Mr. Clapp, 100 shares; Mr. Roush, 47,908 shares; and Mrs. Werner, 190,507 shares.

(b) Includes shares held pursuant to the Stock Bonus Plan, the Stock Savings and Retirement Income Plan and the Employee Stock Ownership Plan as of December 31, 1994, as follows: Mr. Clapp, 26,441 shares and Mr. Sullivan, 10,931 shares.

(c) Mr. Roush and Mrs. Werner are brother and sister.


                    BOARD OF DIRECTORS AND BOARD COMMITTEES

    The Board of Directors of the Company has an Audit Committee, a Nominating Committee, a Compensation Committee, an Executive and Finance Committee and a Planning Committee.

    The members of the Audit Committee are G. B. Beitzel, R. A. Chenoweth and C.
R. Longsworth. During 1994, the Committee reviewed the audit plan developed by the Company's independent auditors and the professional services provided by them to assure their independence. Additionally, the Audit Committee reviewed the annual financial statements prepared by management prior to their issuance and met with the independent auditors to review their opinion on the annual financial statements and the results of their audit procedures. The Committee also reviewed, in consultation with the independent auditors and the Company's Director of Internal Audit, the adequacy of the Company's internal controls.

    The members of the Nominating Committee are R. A. Chenoweth, J. M. Clapp and
G. J. Roush. During 1994, the Committee selected nominees to be elected directors and officers of the Company. Written recommendations for director nominees to be elected at the 1996 Annual Meeting that are addressed to G. J. Roush, chairman of the Nominating Committee, at the Company's principal offices and received before December 11, 1995 will be considered by the Nominating Committee.

    The members of the Compensation Committee are N. C. Harbert, C. R. Longsworth, G. J. Roush and W. Sword. The Committee recommends compensation for executive officers of the Company.

    The members of the Executive and Finance Committee are G. B. Beitzel, J. M. Clapp, R. E. Mercer, G. J. Roush, D. J. Sullivan and W. Sword. The Committee makes recommendations for capital expenditures and other financial matters and may act for the Board of Directors between its regular meetings.

    The members of the Planning Committee are G. B. Beitzel, J. M. Clapp, N. C. Harbert, R. E. Mercer and D. J. Sullivan. The Committee reviews plans developed by management for the growth of the Company.

    During 1994, the Board met four times. The Compensation Committee and Nominating Committee each met six times; the Planning Committee met five times; the Executive and Finance Committee met four times; and the Audit Committee met three times. Average attendance at the meetings of the Board and the meetings of all its committees was 99%.

                             DIRECTOR COMPENSATION

    During 1994, all nonemployee directors of the Company were paid an annual retainer of $21,000 plus (a) an annual retainer of $4,000 for each committee membership and (b) an additional sum of $1,400 for each meeting of the Board or a committee, except when held the same day as a meeting of the Board or another committee, in which case an additional sum of $850 was paid. Additionally, the chairmen of the Audit Committee and the Compensation Committee were each paid an annual retainer of $4,000 and all other committee chairmen (except officers of the Company) were each paid an annual retainer of $3,000. For 1995, the fee arrangement is essentially the same as in 1994 except that the annual retainer is $18,000 plus 100 shares of Company common stock and the daily fee for attendance at a meeting increased by $100.

    Four compensation plans were in effect during 1994 for nonemployee directors. These include the Roadway Services, Inc. 1989 Nonemployee Directors' Stock Plan (the 1989 Stock Plan); its successor, the Roadway Services, Inc. 1994 Nonemployee Directors' Stock Plan (the 1994 Stock Plan); the Roadway Services, Inc. Directors' Deferred Fee Plan (the Deferred Fee Plan); and the Roadway Services, Inc. Retirement Plan for Nonemployee Directors (the Retirement Plan).

    THE 1989 STOCK PLAN: During 1994, 266 shares of Company common stock awarded under the 1989 Stock Plan, which was approved by the shareholders at the Annual Meeting held in May 1989, were forfeited by each of the nonemployee directors other than Mr. Mercer and each became entitled to exercise options to purchase 1,064 shares at $30 per share. The 223 shares awarded to Mr. Mercer in 1990 were forfeited and he became entitled to exercise options to purchase 892 shares at $36 per share.

    THE 1994 STOCK PLAN: The 1994 Stock Plan was approved by the shareholders at the Annual Meeting held May 11, 1994, and effective that date. The design of the 1994 Stock Plan is essentially the same as the 1989 Stock Plan. Under the 1994 Stock Plan, Mrs. Werner, and Messrs. Beitzel, Chenoweth, Harbert, Longsworth, Roush and Sword were each awarded 1,887 shares of Company common stock having an aggregate fair market value at the time of $125,014, with vesting to be phased in over a five-year period, in tandem with a grant of options to purchase 7,548 shares at a price of $66.25 per share. Since Mr. Mercer, who was first elected a director in 1990, had one year of remaining participation in the 1989 Stock Plan, he is not eligible to participate in the 1994 Stock Plan until May 1995.

    The shares and option rights are subject to forfeiture and cancellation according to a formula. Two years after the grant, depending on the fair market value of a share, either 40% of the shares awarded will vest free of restrictions and the related option rights will be cancelled, or such option rights will become exercisable and the related shares will be forfeited. Thereafter, 20% of such shares or related option rights will become nonforfeitable or exercisable annually, on the same basis.

    THE DEFERRED FEE PLAN: Under the Deferred Fee Plan, any nonemployee director may elect to defer receipt of all or a portion of the compensation payable to him or her for services as a member of the Board or any committee thereof. Amounts deferred may earn interest at a formula rate or be credited in units equal in value to the average price of shares of Company common stock acquired by the Roadway Services, Inc. Stock Bonus Plan during the year in which such amounts are payable. Each credited unit is payable in cash based on the fair market value of Company common stock at the time of payment. Deferred amounts will be payable upon termination of service as a director, or on certain earlier dates, as requested by the director. The Deferred Fee Plan was recently amended to accommodate the deferral of the dollar equivalent of the shares of common stock that is part of the director's annual retainer. This portion of deferred compensation shall be credited as units while in the Plan and shall be paid in shares of stock at the time of payment. Messrs. Beitzel and Roush participate in the Deferred Fee Plan under the credited units alternative.

    THE RETIREMENT PLAN: Under the Retirement Plan, a nonemployee director is entitled to receive a retirement benefit in annual amounts equal to the annual retainer in effect during the year of his retirement. Payment of such benefits will commence upon termination of service as a director. Payments will be made in quarterly installments for the joint lives of the retired director and his surviving spouse until the number of such payments equals the total number of quarters of his service as a director. The Retirement Plan also provides an additional annual retirement benefit payable in cash equal to the market value of 200 shares of Company common stock as of December 31 of the year prior to the year in which the additional benefit is paid. A director must have served a minimum of five years on the Board in order to receive the additional benefit. If a director has served at least five years but less than eight years at the time of his retirement, the additional benefit will be paid annually thereafter for a period of eight years, limited to the joint lives of the retired director and his spouse. If a director has served for at least eight years at the time of his retirement, the additional benefit will be paid annually thereafter until the number of such payments equals the total number of years of his service as a director, limited by the joint lives of the retired director and his spouse.

    NONEMPLOYEE DIRECTOR CHARITABLE AWARD PROGRAM: As part of its overall program to promote the mutual interest of the Company and its nonemployee directors in charitable giving, the Company established, effective May 8, 1991, a Nonemployee Director Charitable Award Program which is funded by life insurance policies on the lives of nonemployee directors. Upon the death of a nonemployee director (or certain other qualifying events), the Company will donate up to $1 million (or its actuarial equivalent) to one or more qualifying charitable organizations recommended by the individual director funded entirely by insurance proceeds. Individual directors derive no financial benefit from this program since all available deductions for tax purposes accrue solely to the Company.

         EXECUTIVE COMPENSATION AND SHAREHOLDINGS BY EXECUTIVE OFFICERS

    SUMMARY COMPENSATION TABLE: The following table sets forth information concerning annual and long-term compensation for services rendered to the Company for 1994, 1993 and 1992 by those persons who were the chief executive officer and the other four most highly compensated executive officers of the Company during 1994 (collectively, the Named Officers).

- --------------------------------------------------------------------------------------------------------------------
                                                                              LONG-TERM
                                                                            COMPENSATION
                                                                            ------------
                                            ANNUAL COMPENSATION           RESTRICTED STOCK
                                           ---------------------               AWARDS                   ALL OTHER
 NAME AND PRINCIPAL POSITION     YEAR      SALARY      BONUS (a)       (BOOK VALUE SHARES) (b)      COMPENSATION (c)
- --------------------------------------------------------------------------------------------------------------------
Joseph M. Clapp                   1994    $347,308      $260,231              $ 189,819                 $  64,874
  Director, Chairman and CEO      1993     325,000       271,104                206,134                    60,771
                                  1992     300,000       390,405                272,373                    50,377
John P. Chandler (d)              1994     215,000       187,387                 31,265                    17,654
  Vice President-                 1993     210,000       159,157                 17,689                    23,010
  Administration and Treasurer    1992
John M. Glenn                     1994     170,000        77,850                 62,076                    15,910
  Vice President and General      1993     165,000        64,382                 52,160                    22,333
  Counsel                         1992     157,500       100,837                 72,748                    23,286
Daniel J. Sullivan                1994     322,500       254,866                132,196                    37,317
  Director, President and COO     1993     300,000       323,276                177,087                    40,436
                                  1992     270,000       443,587                305,182                    37,715
D. A. Wilson                      1994     233,192       134,291                 94,933                    19,093
  Senior Vice President-          1993     225,000       137,368                100,830                    24,222
  Finance and Planning,           1992     205,000       192,693                133,797                    24,004
  Secretary and CFO
- --------------------------------------------------------------------------------------------------------------------

(a) Reflects incentive compensation earned, less amounts used to purchase Restricted Book Value Shares (RBV Shares)
    under the Consolidated Restricted Book Value Shares Plan for Roadway Services, Inc. (RBVS Plan). Amounts used to purchase RBV Shares are included in the Long-Term Compensation column.

(b) The amounts set forth in this column do not reflect conventional awards of restricted stock, but rather reflect amounts of compensation otherwise provided to the executive officer that he elected to use for the purchase of
    RBV Shares under the RBVS Plan. The amounts include (i) the portion of cash incentive compensation referred to in footnote (a) above and (ii) the value of certain stock credits awarded under the Roadway Services, Inc.
    Long-Term Stock Award Incentive Plan (LTS Plan). RBV Shares are purchased from the Company at book value. Owners of RBV Shares have the same rights as other holders of Company common stock, including voting and dividend rights.
    However, RBV Shares cannot be resold except to the Company and then only at a price equal to book value as of the year-end preceding repurchase. Book value was $25.76 as of December 31, 1994, $26.60 as of December 31, 1993,
    and $25.71 as of December 31, 1992. RBV Shares owned by the Named Officers, including purchases with 1994 compensation, and the aggregate value based upon the book value as of December 31, 1994, are as follows: Mr. Clapp,
    57,264 ($1,475,121); Mr. Chandler, 2,402 ($61,876); Mr. Glenn, 10,881 ($280,295); Mr. Sullivan, 32,169 ($828,673);
    and Mr. Wilson, 41,541

                                        6

    ($1,070,096). For additional information about the RBVS Plan see the Compensation Committee Report on Page 9, and for more information about the LTS Plan and the stock credits awarded thereunder for 1994, see the Compensation Committee Report and the Long-Term Incentive Plans Table.

(c) Reflects (i) dividend equivalents earned on stock credits awarded under the LTS Plan and predecessor plans (Mr. Clapp, $56,518; Mr. Chandler, $9,298; Mr. Glenn, $7,554; Mr. Sullivan, $28,961; and Mr. Wilson, $10,737); (ii)
    Company matching contributions under the Roadway Services, Inc. Stock Savings and Retirement Income Plan, a voluntary contributory defined contribution employee benefit plan ($5,250 for each of the Named Officers) and (iii) allocations under the Roadway Services, Inc. Stock Bonus Plan, a noncontributory defined contribution employee benefit plan ($3,106 for each of the Named Officers).

(d) During 1992 Mr. Chandler was the president of Roadway Package System, Inc. and was not an executive officer of the Company.


    LONG-TERM INCENTIVE PLANS TABLE: The following table sets forth information concerning long-term incentive plans pursuant to which the Named Officers received awards for 1994. It reflects stock credits awarded under the LTS Plan, less supplemental stock credits used to purchase RBV Shares. Supplemental stock credits are designed to make up for contributions to participants' accounts in the Company's qualified defined contribution plans that are not allocated to a participant because of limitations imposed by the Internal Revenue Code. The value of supplemental stock credits that were used to purchase RBV Shares is included in the Long-Term Compensation column of the Summary Compensation Table.

    Until distribution, dividend equivalents will be credited in shares of the Company's common stock. Stock credits are distributed as shares in five annual installments after retirement. Stock credits are fully vested at age 55. For additional information about the LTS Plan and the valuation of stock credits awarded thereunder, see the Compensation Committee Report on Pages 8 and 9.

- ------------------------------------------------------------------------------------------------------------------
                                                                      NUMBER OF SHARES,
                                                                    UNITS OR OTHER RIGHTS        MINIMUM PERIOD
                          NAME                             YEAR     (STOCK CREDIT AWARDS)     UNTIL MATURATION(a)
- ------------------------------------------------------------------------------------------------------------------
Joseph M. Clapp
  Director, Chairman and CEO                               1994             6,002                    1 Year
John P. Chandler
  Vice President - Administration and Treasurer            1994             1,231                    1 Year
John M. Glenn
  Vice President and General Counsel                       1994               795                    1 Year
Daniel J. Sullivan
  Director, President and COO                              1994             2,668                    1 Year
D. A. Wilson
  Senior Vice President-Finance and Planning, Secretary
  and CFO                                                  1994             1,590                    1 Year
- ------------------------------------------------------------------------------------------------------------------

(a) After December 31, 1995, 50% of an executive officer's basic stock credits awarded under the LTS Plan may be used to purchase RBV Shares in a number equivalent to the number which could be purchased at book value as of
    December 31, 1995.

    ROADWAY SERVICES, INC. PENSION PLAN: The Pension Plan is a noncontributory qualified employee defined benefit plan. The Plan provides retirement benefits after normal retirement at age 65 equal to the greater of (a) 1 1/3% of final five year average compensation or (b) 1 3/4% of final 20 year average compensation up to $45,000 and 1 1/2% of final 20 year average compensation in excess of $45,000, times total years of service not to exceed 30. Benefits under the Pension Plan are not subject to reductions for Social Security benefits or other offset amounts. The following table shows estimated annual pension benefits payable as a straight life annuity under various assumptions based on final 20 year average compensation and years of service. Annual compensation for computing annual pension benefits includes base salary and incentive compensation. For the Named Officers, annual compensation represents the sum of the amounts shown for 1994 in the Salary and Bonus columns of the Summary Compensation Table, plus that portion of the amount shown in the Long-term Compensation column that represents incentive compensation used to purchase RBV Shares.

                               PENSION PLAN TABLE

                                      ESTIMATED ANNUAL PENSION BENEFITS UPON
                                    RETIREMENT FOR YEARS OF SERVICE INDICATED
AVERAGE ANNUAL COMPENSATION      ------------------------------------------------
FOR LAST 20 YEARS OF SERVICE     15 YEARS     20 YEARS     25 YEARS     30 YEARS
- ----------------------------     ---------    ---------    ---------    ---------
         $  200,000                 46,688    $  62,250    $  77,813    $  93,375
            400,000                 91,688      122,250      152,813      183,375
            600,000                136,688      182,250      227,813      273,375
            800,000                181,688      242,250      302,813      363,375
          1,000,000                226,688      302,250      377,813      453,375

    At normal retirement, the credited years of service and the estimated final 20 year average compensation under the Pension Plan for the Named Officers are:
Mr. Clapp, 30 years and $659,931; Mr. Chandler, 24 1/3 years and $396,888; Mr. Glenn, 8 1/2 years and $277,749; Mr. Sullivan, 30 years and $915,787; and Mr. Wilson, 30 years and $539,033. The current estimated annual compensation for the Named Officers if incentive compensation goals are met would be: Mr. Clapp, $1,015,000; Mr. Chandler, $405,000; Mr. Glenn, $335,000; Mr. Sullivan, $965,000;
and Mr. Wilson, $585,000.

                    REPORT OF THE COMPENSATION COMMITTEE ON
                          1994 EXECUTIVE COMPENSATION

OVERALL PHILOSOPHY AND STRATEGY
    Since 1956 a fundamental goal of our company has been to align the interests of the shareholders and management by making the level of executive compensation significantly dependent on the areas of importance to shareholders -- corporate revenue growth, profitability, and stock price appreciation. To this end, the 1994 executive compensation package consisted of four parts: a relatively low base salary; a potentially generous cash incentive plan tied by formula to financial results; and two stock plans whose value depends on market price appreciation and book value growth.

    In 1994, Roadway Services officers' base salaries averaged 44% of their total compensation. Cash incentive compensation and stock credit awards averaged 40% and 16%, respectively.

    A general description of the four executive compensation programs follows:

    Base Salaries: The Compensation Committee established base salaries for 1994 at a level that it considered to be below market for comparable positions. In establishing the base salaries, the Compensation Committee, as has been its practice for many years, considered industry-based comparisons compiled by the Company and data provided by Towers Perrin, an outside compensation consulting firm, about companies of comparable size to RSI in transportation as well as other industries. Industry-based comparisons included companies in the S&P Trucking index and other large transportation companies, including air and rail carriers.

    In setting compensation for individual executive officers, the Compensation Committee also took into account evaluations by the Chief Executive Officer, Mr. Clapp, and the Committee's own view of job performance. Consideration was also given to maintaining internal equity among members of the executive group in accordance with their respective responsibilities. Mr. Clapp received a salary of $347,308, reflecting a 10% voluntary salary reduction during the Teamsters strike against Roadway Express.

    Cash Incentive Compensation: The cash component of 1994 incentive compensation for all executive officers was determined under the Company's 1994 Officers' Incentive Compensation Plan formula. The plan was similar to those in prior years. If stipulated targets for 1994 return on equity and revenue were met, each executive officer would earn an amount of executive compensation supplementing his relatively low base salary to provide excellent total compensation.

    The target return on equity, pre-tax, was 28%. No bonuses were payable unless a return of at least 10% was achieved. The revenue target was set at $4,728,000,000. A penalty factor existed if targeted revenue was not achieved. As was the case in 1993, Roadway Global Air (RGA) start-up losses incurred during 1994 were excluded from the formula. However, for Messrs. Clapp, Sullivan and Wilson, the exclusion of RGA start-up losses was limited to 115% of the budgeted RGA operating loss. The actual loss at RGA for 1994 exceeded the maximum exclusion so that their cash incentive compensation was correspondingly reduced for each by 19%.

    Early in 1994 the RSI Board of Directors authorized the Compensation Committee to appropriately amend the Plan in the event of a strike at Roadway Express. A 24-day strike did occur and the Plan subsequently was amended to (1) delete the penalty factor for revenue below target; (2) reduce to 6% the threshold percentage of shareholders' equity, below which no bonuses would be payable, from the previous 10% figure; (3) exclude from the formula the operations of Roadway Express for the second quarter; and (4) exclude the impact of the settlement with the IRS of the RPS employment tax case. Similar changes were made in the cash incentive compensation plan for non-officer, RSI managerial employees.

    Return on equity for 1994 was below target. Consequently, bonuses payable, after all adjustments were 13% below target amounts for all company officers, except Messrs. Clapp, Sullivan and Wilson, who received bonuses 30% below their target amounts. Specifically, Mr. Clapp's cash incentive compensation payment was $427,112 compared to his target amount of $610,000.

    Cash incentive bonuses for Messrs. Clapp, Sullivan and Wilson for 1994 were also below that for 1992 and 1993. Cash incentive bonuses for all other company officers for 1994 were also below those for 1992 but above those for 1993. This fluctuation is a strong indication that officer incentive compensation is closely linked to financial performance of the company.

    Stock-Based Compensation: The Company maintains two stock-based incentive compensation plans that are designed to focus the Company's executive officers on long-term performance and shareholder value. The Long-Term Stock Award Incentive Plan provides for annual awards of stock credits, and the Restricted Book Value Shares Plan affords officers an opportunity to use a portion of their cash incentive compensation to invest in the Company's common stock.

    Long-Term Stock Award Incentive Plan: The Company's 1994 Long-Term Stock Award Incentive Plan was similar to annual plans that have provided for the award of stock credits since 1981. The number of stock credits awarded to each executive officer other than Mr. Clapp was determined by dividing 25% of target incentive compensation by a formula price of $48.73. The price reflects a 16% annual increase (less dividends) over a 1991 price of $34 -- the rounded average market price of the Company's common stock during the six months preceding October 1990. The formula was designed to provide an incentive for executive officers to achieve increases in the market price of the common stock in excess of 16% (less dividends) on a year-to-year basis. Application of the formula does not involve individual consideration of prior or current award levels. As in prior years, total compensation for Mr. Clapp reflected a proportionately greater weighting of stock credits and lesser weighting of the salary component than was the case with other officers, in order to provide a more direct correlation between compensation and the long-term performance of the Company's stock. Under the plan, each stock credit becomes distributable as one share of common stock of the Company in annual installments following retirement.

    Restricted Book Value Shares Plan: Under the Restricted Book Value Shares Plan, officers may elect to invest up to 25% of their cash incentive compensation in Company common stock. Shares are sold at a price equal to their book value at year-end and cannot be resold except to the Company at a price equal to book value as of the year-end preceding repurchase. Since both purchases and sales under this plan occur at book value, participants are motivated to achieve increases in the Company's book value. During 1994, as shown in the Summary Compensation Table, the Named Offices invested substantial portions of their incentive compensation in the Company pursuant to this plan.

    While the Committee is aware that a small portion of incentive compensation may not be deductible under the Internal Revenue Code by not qualifying under sec.162(m), the Committee believes that shareholder interests are better served if the Committee retains the flexibility to make appropriate decisions concerning compensation plans as circumstances require, which may be precluded under the restrictive provisions of shareholder approved plans. Qualification of the incentive compensation plan under sec.162(m) would sacrifice this flexibility.

STATUS OF REPORT

    The Board of Directors established 1994 compensation for the Company's executive officers on the basis of recommendations made by its Compensation Committee. The foregoing report on 1994 executive compensation was provided by the Compensation Committee and shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A promulgated by the Commission or Section 18 of the Securities Exchange Act of 1934. The Compensation Committee is composed entirely of nonemployee Directors. The names of the Directors who served on the Compensation Committee during 1994 are set forth below.

N.C. HARBERT; C.R. LONGSWORTH, CHAIRMAN; G.J. ROUSH; W. SWORD

                               PERFORMANCE GRAPH

    The following graph reflects a comparison of the cumulative total shareholder return on the Company's common stock with the S&P Composite 500 Stock Index and the S&P Trucking Index, respectively, for the five-year period commencing December 31, 1989 through December 31, 1994. The graph assumes that the value of the investment in the Company's common stock and each index was $100 at December 31, 1989 and all dividends were reinvested. The comparisons in this table are required by the SEC and, therefore, are not intended to forecast or be necessarily indicative of the actual future return on the Company's common stock.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

        MEASUREMENT PERIOD
       (FISCAL YEAR COVERED)          ROADWAY SERVICES       S&P 500          S&P TRUCKING
1989                                        100                100                100
1990                                         94                 97                 83
1991                                        154                126                117
1992                                        173                136                130
1993                                        156                150                128
1994                                        151                152                124

     December 31         1989      1990      1991      1992      1993      1994
                         -----     -----     -----     -----     -----     -----
Roadway Services          $100       $94      $154      $173      $156      $151
S&P 500                   $100       $97      $126      $136      $150      $152
S&P Trucking              $100       $83      $117      $130      $128      $124

                OWNERSHIP OF COMPANY COMMON STOCK BY MANAGEMENT

    The following table sets forth the beneficial ownership as of February 28, 1995 of Company common stock by the Named Officers and all executive officers and directors as a group (excluding G. James Roush and Sarah Roush Werner, whose beneficial ownership is detailed in the Principal Holders Table on page 2).

- -------------------------------------------------------------------------------------------------------------
                                                                                                  % OF
                                  NAME                                      SHARES(a)(b)      VOTING STOCK
- -------------------------------------------------------------------------------------------------------------
Joseph M. Clapp
  Director, Chairman and CEO                                                    84,235(c)          0.22
John P. Chandler
  Vice President-Administration and Treasurer                                    5,900             0.02
John M. Glenn
  Vice President and General Counsel                                            16,538(c)          0.04
Daniel J. Sullivan
  Director, President and COO                                                   44,144             0.11
D. A. Wilson
  Senior Vice President-Finance and Planning, Secretary and CFO                 51,047             0.13
16 Directors and Executive Officers as a group, excluding G. James Roush
  and Sarah Roush Werner listed on the "Principal Holders" table on page 2     297,030(c)          0.76
- -------------------------------------------------------------------------------------------------------------

(a) Includes shares held pursuant to the Stock Bonus Plan, the Stock Savings and Retirement Income Plan and
    the Employee Stock Ownership Plan as of December 31, 1994, as follows: Mr. Clapp, 26,441 shares;
    Mr. Chandler, 3,498 shares; Mr. Glenn, 3,557 shares; Mr. Sullivan, 10,931 shares; Mr. Wilson, 9,421 shares;
    and all executive officers as a group, 94,780 shares.

(b) Includes RBV Shares held pursuant to the RBVS Plan as of December 31, 1994, as follows: Mr. Clapp, 57,264 shares; Mr. Chandler, 2,402 shares; Mr. Glenn, 10,881 shares; Mr. Sullivan, 32,169 shares; Mr. Wilson,
    41,541 shares; and all executive officers as a group, 177,961 shares.

(c) Includes shares owned by family members as to which beneficial ownership is disclaimed, as follows:
    Mr. Clapp, 100 shares, Mr. Glenn, 1,000 shares, Mr. Wilson, 5 shares; and all directors and executive officers as a group, 2,730 shares.

                              SHAREHOLDER PROPOSAL
                                (PROPOSAL NO. 2)

    A shareholder has informed the Company that the following proposal will be presented at the Annual Meeting. The Company disclaims any responsibility for the content of the proposal and supporting statement, which are presented as received from the shareholder.

    The name of the proponent, address and shareholdings will be furnished by the Company to any shareholder, orally or in writing as requested, promptly upon receipt of any request therefor. It is virtually identical to the proposal submitted by another shareholder last year.

                              CONFIDENTIAL VOTING

RESOLVED: That the stockholders of Roadway recommend that the Board of Directors take the necessary steps to adopt and implement a policy of confidential voting at all meetings of its shareholders; and that this includes the following provisions:

    1. That the voting of all proxies, consents and authorizations be secret, and that no such document shall be available for examination nor shall the vote or identity of any shareholder be disclosed except to the extent necessary to meet the legal requirements, if any, of the Company's state of incorporation; and

    2. That the receipt, certification, and tabulation of such votes shall be performed by independent election inspectors.

PROPONENT'S STATEMENT IN SUPPORT OF THE PROPOSAL:

    Voting can only fairly reflect a voter's conviction when the process is free of potential coercion. Secret balloting is considered essential to such a process.

    Major institutional investors support confidential voting, including many of the prominent funds that own sizable shares of Roadway stock.

    Protecting confidentiality is important so that shareholders feel free to oppose management nominees and vote on resolutions without fear of management intervention.

    Money managers can jeopardize business relationships by their voting positions. The gravity of this problem is demonstrated by the finding by the Investor Responsibility Research Center's study that a majority of those surveyed faced resolicitation from company management after they submitted their proxy.

    Some shareholders of the company do business with various firms connected to incumbent directors. Other shareholders are customers. These connections create the possibility of pressure.

    Employee shareholders at Roadway, who own more than 22% of the stock, are especially vulnerable.

    Last year, management argued that its appointment of three inspectors be retained. But this system includes a company officer as well as an agent from a board member's law firm.

    Many companies are adopting confidential voting policies, including Sears, Baxter International, Weyerhaeuser, General Signal, Unisys and W. R. Grace. Shareholders at Avon, Lockheed, and USX enacted confidential voting over management opposition. At National Intergroup, management tried to get shareholders to accept limited confidentiality, but 69.9 percent of shares voted instead in favor of full confidentiality.
    For these reasons, we urge you to vote FOR the resolution.

COMPANY'S STATEMENT IN OPPOSITION TO THE PROPOSAL:

    THE COMPANY'S BOARD OF DIRECTORS OPPOSES THIS PROPOSAL AND RECOMMENDS A VOTE AGAINST THE FOREGOING SHAREHOLDER PROPOSAL FOR THE FOLLOWING REASONS:

    On February 8, 1995 the Board adopted a policy that will permit shareholders to elect to keep their votes confidential. This change was made after reviewing policies of many publicly held companies including those named by the proponent. Corporate governance policy positions of major institutional investors were also consulted. The policy is as follows.

                           CONFIDENTIAL VOTING POLICY

               It is the policy of the Company that the proxy ballot and voting process for shareholders' meetings shall provide the means by which shareholders may expressly elect to have their votes treated confidentially.

               The particular vote of such shareholder shall not be disclosed except (a) in the event of a proxy or consent solicitation in opposition to the Company; (b) if disclosure is necessary to meet legal requirements or where such information may be necessary to assist in the pursuit or defense of judicial action; (c) if the shareholder subsequently requests or permits disclosure of its vote; or
        (d) in the event the Company concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes.

               The Company shall also engage independent tabulators and judges of election for the shareholders' meetings. Company employees and agents assisting in the administration of the vote, solicitation, receipt and tabulation shall provide appropriate certification that they will treat shareholder votes confidentially in accordance with this policy. To ensure a representative vote or quorum, independent tabulators (who have signed confidentiality certifications) may, at any time, inform the Company whether or not a shareholder has voted.

               Shareholder comments on proxy cards shall be conveyed to the Company by the independent tabulators in such a fashion as to protect a confidential vote.

               The Board of Directors believes it is important that it understand the positions and preferences of its different shareholders on various issues. After considering the various and often divergent interests and viewpoints of the shareholders, the Board must proceed in the best interest of the Company and all of the shareholders. Accordingly, this policy shall not be construed so as to prohibit open and voluntary communication between the Company and its shareholders as to their voting policies or general preferences.

    The proponent was notified of this action but declined through counsel to withdraw her own proposal from shareholder consideration. She would have shareholders adopt a completely unqualified policy notwithstanding that few companies go so far as to eliminate those exceptions generally thought necessary to protect the interests of the shareholders as a whole.

    For example, all but one of those companies cited by the proponent have adopted confidential voting with one or more of the same exceptions as those adopted by this Board. Moreover, the company's position is consonant with those advocated by major institutional investors.

VOTE REQUIRED

    The affirmative vote of the holders of at least a majority of the outstanding shares present in person or by proxy at the meeting, or adjournment thereof, is necessary for approval of this Proposal No. 2.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL NO. 2.

                              SHAREHOLDER PROPOSAL

                                (PROPOSAL NO. 3)

    A shareholder has informed the Company that the following proposal will be presented at the Annual Meeting. The Company disclaims any responsibility for the content of the proposal and supporting statement, which are presented as received from the shareholder.

    The name of the proponent, address and shareholdings will be furnished by the Company to any shareholder, orally or in writing as requested, promptly upon receipt of any request therefor.

                             EXECUTIVE COMPENSATION

RESOLVED: That the shareholders urge that the Board of Directors submit the compensation performance goals for the top five executives for shareholder ratification, as required to retain federal tax deductibility for executive compensation, on an annual basis.

PROPONENT'S STATEMENT IN SUPPORT OF THE PROPOSAL:

    Executive compensation at Roadway has cost more than a million dollars for some managers. Shareholders should be allowed to vote on the formulas that result in such multi-million dollar pay packages.

    In 1993, Congress passed a law that compensation over $1 million to any of the five highest paid officers of the Company is not deductible by the Company for federal income tax purposes, unless it is performance-based compensation awarded as part of a compensation plan approved by shareholders. After January 1, 1994, taxable compensation above $1 million will be paid out of the Company's net, after tax, earnings. Congress' intent in passing this law was to bring under some control the excesses in executive compensation in recent years.

    Roadway can avoid a shareholder vote by forfeiting the tax preference. Instead, to express its good faith with shareholders, we urge the Board to submit the compensation performance goals for a vote.

    We think an annual vote is important. This gives management a chance to refine the goals as needed to respond to quickly changing market forces. This proposal preserves the necessary flexibility in compensation policies. The top executives of the Company can still be paid over $1 million, but only with stockholder approval. This resolution simply prevents management from burdening shareholders with the greater expense of having to pay taxes on these executive salaries as well as paying the salaries themselves.

COMPANY'S STATEMENT IN OPPOSITION TO THE PROPOSAL:

    THE COMPANY'S BOARD OF DIRECTORS OPPOSES THIS PROPOSAL AND RECOMMENDS A VOTE AGAINST THE FOREGOING SHAREHOLDER PROPOSAL FOR THE FOLLOWING REASONS:

    The company's overall compensation philosophy and plan is set forth in the Report of the Compensation Committee on page 8. The Committee's goal is to align the interests of shareholders and management by making incentive compensation dependent on profitability and growth.

    Management compensation is composed of base salary and performance based incentive payments. Salaries, based on surveys from independent consultants, are deliberately set below market and incentive pay is calculated so that superior returns to the owners of the business will result in above average total compensation for management.

    The transportation business is dynamic and highly competitive, requiring rapid responses to changing circumstances. The variable nature of the industry and the nature of Roadway's incentive programs make annual awards highly variable. For example, in 1994 return on equity was below target and RGA losses were in excess of the budgeted amounts. As a consequence, Messrs. Clapp and Sullivan's incentive awards were 30% below target amounts. Further, in 1994 the industry strike and the RPS settlement substantially affected compensation programs and warranted adjustments by the Committee.

    Total compensation for Messrs. Clapp and Sullivan was less than $1,000,000 each in 1994. It is possible that each could receive compensation in excess of $1,000,000 in 1995, making the excess subject to loss of the deduction for corporate federal income taxes.

    At this time, the Committee and the Board of Directors believe that shareholders' interests are best served if the Compensation Committee retains the flexibility to make appropriate compensation decisions as circumstances arise rather than be bound by relatively long term stockholder approved plans.

    The Committee and the Board of Directors continue to monitor and evaluate the alternative courses available to assure that compensation practices result in optimal management performance and shareholder returns.

VOTE REQUIRED

    The affirmative vote of the holders of at least a majority of the outstanding shares present in person or by proxy at the meeting, or adjournment thereof, is necessary for approval of this Proposal No. 3.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL NO. 3.

                      DESIGNATION OF INDEPENDENT AUDITORS

                                (PROPOSAL NO. 4)

    A proposal will be presented at the meeting to ratify the designation of Ernst & Young LLP as independent auditors of the Company for 1995. Ernst & Young LLP have been the independent auditors of the Company since 1951.
Representatives of Ernst & Young LLP will be present at the meeting to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

    Shareholder proposals to be presented at the 1996 Annual Meeting must be received in writing by the Company at its principal offices by December 11, 1995, in order to be included in the Company's Proxy Statement and form of proxy relating to that meeting. Proposals must comply with federal securities regulations and Ohio law.

                              COST OF SOLICITATION

    The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by regular employees of the Company by telephone. The Company does not expect to pay any compensation for the solicitation of proxies, but it may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses in sending proxy material to principals and obtaining their proxies.

April 10, 1995                                                 D. A. Wilson
                                                               Secretary

                               ROADWAY SERVICES, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
                  THE ANNUAL MEETING OF SHAREHOLDERS, MAY 10, 1995

     P          The undersigned hereby appoints R. A. Chenoweth, J. M. Clapp and D. A. Wilson, or any of them or their substitutes, as Proxies,
     R each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of
     O common stock of Roadway Services, Inc. held of record by the undersigned at the close of business on March 24, 1995, at the Annual
     X Meeting of Shareholders to be held Wednesday, May 10, 1995, or any adjournment thereof. In their discretion, the proxies are authorized
     Y to vote upon such other business as may properly come before the meeting.


                This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election as directors of the nominees listed, AGAINST the shareholder proposal with respect to confidential voting, AGAINST the shareholder proposal with respect to executive compensation, and FOR the ratification of independent auditors for 1995.


YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.
                               SEE REVERSE SIDE

/ X/  PLEASE MARK YOUR                            SHARES IN YOUR NAME     REINVESTMENT SHARES
      VOTES AS IN THIS
      EXAMPLE.


                   FOR    WITHHELD                                                              FOR       AGAINST     ABSTAIN
1. Election of    /  /     /  /     Director Nominees: G. B. Beitzel,     2. A shareholder      /  /       /  /        /  /
   Directors                        R. A. Chenoweth, J. M. Clapp,            proposal with
                                    N. C. Harbert, C. R. Longsworth,         respect to
                                    R. E. Mercer, G. J. Roush,               confidential
                                    D. J. Sullivan, W. Sword,                voting.
                                    H. Mitchell Watson, Jr.,                 DIRECTORS RECOMMEND A VOTE AGAINST
                                    and S. R. Werner.

For, except vote withheld from the following nominee(s):                                        FOR       AGAINST     ABSTAIN
                                                                          3. A shareholder      /  /       /  /        /  /
_____________________________________________________________________        proposal with
                                                                             respect to
                                                                             executive
                                                                             compensation.
                                                                             DIRECTORS RECOMMEND A VOTE AGAINST
                                         Confidential
                                             Vote
                                          Requested                                             FOR       AGAINST     ABSTAIN
                                            /  /                          4. Ratification       /  /       /  /        /  /
                                                                             of Ernst &
                                                                             Young LLP as
                                                                             independent
                                                                             auditors.
                                                                             DIRECTORS RECOMMEND A VOTE FOR

       SIGNATURE(S) ___________________________________________________  DATE ________

       SIGNATURE(S) ___________________________________________________  DATE ________

       NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
             When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Please mark, sign, date and return the proxy promptly in the enclosed postage paid envelope.


                     [Roadway Services, Inc. letterhead]



                                                 April 10, 1995



 Dear Shareholder:

 As you will note in the enclosed proxy material, the company has adopted a policy of confidential voting. At the same time, a shareholder has presented a different proposal for confidential voting for your consideration. The purpose of this letter is to clear up any confusion as to why you are being asked to vote AGAINST a confidential voting proposal when we already have a confidential voting process.

 The confidential voting policy which the company has implemented allows you to choose to have your votes treated confidentially by checking the appropriate box on the proxy card. In that event, your vote could not be disclosed except in appropriate circumstances, as described in the enclosed proxy statement. This is a change made in recognition of the fact that some shareholders may feel the need for privacy in voting decisions.

 On the other hand, the shareholder confidential voting proposal would require absolute confidentiality, in virtually all circumstances. In our opinion, this policy would unduly limit open and voluntary communication between the company and its shareholders as to their voting policies or general preferences. That is why we are asking you to vote AGAINST the proposal submitted in the proxy.

 If you have any questions or require further explanation, please feel free to contact Mr. Douglas A. Wilson, corporate secretary, at 1-800-752-6503, ext. 2378. We appreciate your support and cooperation in returning your executed proxy promptly.



                                        Very truly yours,


                                        /s/ Joseph M. Clapp

                                        Joseph M. Clapp



 /encs.

                     [Roadway Services, Inc. letterhead]

                                    April 10, 1995


 Dear Shareholder and Fellow Employee:

 As you will note in the enclosed proxy material, the companv has adopted a policy of confidential voting. At the same tfme, a shareholder has presented a different proposal for confidential voting for your consideration. The purpose of this letter is to clear up any confusion as to why you are being asked to vote AGAINST a confidential voting proposal when we already have a confidential voting process.

 The confidential voting policy which the company has implemented allows you to choose to have your votes treated confidentially by checking the appropriate box on the proxy card. In that event, your vote could not be disclosed except in appropriate circumstances, as described in the enclosed proxy statement. This is a change made in recognition of the fact that some shareholders may feel the need for privacy in voting decisions.

 On the other hand, the shareholder confidential voting proposal would require absolute confidentiality in virtually all circumstances. In our opinion, this policy would unduly limit open and voluntary communication between the company and its shareholders as to their voting policies or general preferences. That is why we are asking you to vote AGAINST the proposal submitted in the proxy.

 As a participant in the company's stock plans, your vote has always essentially been "confidential" inasmuch as proxy cards are returned to the plan trustee and the trustee merely forwards a summary of the total votes received to the company for final tabulation. This same process will continue under the company's confidential voting process, except that the trustee will forward the summary total to KeyCorp Shareholder Services.

 If you have any questions or require further explanation, please feel free to contact Doug Wilson, corporate secretary, at 1-800-752-6503, ext. 2378. We appreciate your support and cooperation in returning your executed proxy promptly.



                        Very truly yours,

                        /s/ Joseph M. Clapp

                        Joseph M. Clapp

 /encs.

                     [Roadway Services, Inc. letterhead]




                                        April 10, 1995



 Dear Institutional Holder:

 Last year, a shareholder proposal to adopt confidential voting received a vote of approximately 27% in favor of the proposal, despite the Board of Directors' recommendation against it. A similar proposal was submitted by a shareholder in December 1994 for this year's meeting.

 While the company has historically tabulated proxies in house, we recognize confidential voting in today's business environment as a legitimate corporate governance issue. Therefore, management recommended a confidential voting policy to the Board of Directors, which was adopted on February 8, 1995. We subsequently contacted the shareholder to request that the proposal be withdrawn, which the shareholder declined to do.

 Presently, we have a confidential voting policy in place that permits shareholders to choose whether they want to have their votes treated confidentially by checking a box on the proxy card. We believe the policy is appropriate, as explained by the company's statement of opposition to the shareholder proposal in the proxy. Of course, your constituents' votes will remain confidential as they always have been, since the identity of street name and nominee owners is protected by law.

 We therefore request your vote AGAINST the shareholder proposal for confidential voting. If you have any questions, please feel free to contact me at 1-800-752-6503, ext. 2378.

 Thank you for your continued support.


                                Very truly yours,


                                /s/ D. A. Wilson

                                D. A. Wilson